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TRIDENT MICROSYSTEMS, INC.

                                  EXHIBIT 21.1

                           TRIDENT MICROSYSTEMS, INC.

                              LIST OF SUBSIDIARIES

       Name of Subsidiary                Jurisdiction of Incorporation           Ownership Percentage
       ------------------                -----------------------------           --------------------
Trident Microsystems (Far East) Ltd.         Cayman Islands, B.W.I.                      100%
Trident Technologies, Inc. (TTI)                  Taiwan, ROC                             63%

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